As filed with the Securities and Exchange Commission on May 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coeur Mining, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-0109423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

104 S. Michigan Avenue

Suite 900

Chicago, Illinois 60603

(Address of principal executive offices, including zip code)

Coeur Mining, Inc. 2015 Long-Term Incentive Plan

(an Amendment and Restatement of the 2003 Long-Term Incentive Plan)

(Full title of the plan)

Casey M. Nault

Senior Vice President, General Counsel and Secretary

104 S. Michigan Avenue

Suite 900

Chicago, Illinois 60603

(312) 489-5800

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166

(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	7,000,000	$5.08 (3)	$35,560,000 (3)	$4,132.07

(1)	In addition to the number of shares of common stock, par value $0.01 per shares (the “Common Stock”) of Coeur Mining, Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock that may be granted pursuant to the compensatory stock plan listed above.
(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered such additional shares of Common Stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares of Common Stock are converted or exchanged.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 6, 2015, which was $5.08.

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by Coeur Mining, Inc., a Delaware corporation (the “Registrant” or the “Company”), relating to 7,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”) issuable under the 2015 Long-Term Incentive Plan (an Amendment and Restatement of the 2003 Long-Term Incentive Plan) (the “Plan”). In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Forms S-8 filed by the Registrant with respect to the Plan on January 27, 2004 (No. 333-112253) and May 17, 2010 (No. 333-166907) and the Post-Effective Amendments to certain of the foregoing Forms S-8 filed by the Registrant on May 17, 2013 (Nos. 333-112253 and 333-166907) and together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Delaware Certificate of Conversion of Coeur Mining, Inc., effective as of May 16, 2013, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013 and Appendix A to the Registrant’s Proxy Statement filed on March 31, 2015).

4.2	Delaware Certificate of Incorporation of Coeur Mining, Inc., effective as of May 16, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013).

4.3*	Certificate of Amendment of Certificate of Incorporation of Coeur Mining, Inc., dated May 12, 2015.

4.4	Amended and Restated Bylaws of Coeur Mining, Inc., effective as of September 16, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013).

4.5	Form of Common Stock Share Certificate of Coeur Mining, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013).

4.6*	Coeur Mining, Inc. 2015 Long-Term Incentive Plan (an Amendment and Restatement of the 2003 Long-Term Incentive Plan).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (Contained in Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 13, 2015.

COEUR MINING, INC.
(Registrant)

By:	/s/ Mitchell J. Krebs
Mitchell J. Krebs
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Mitchell J. Krebs and Casey M. Nault, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments and amendments filed pursuant to Rule 462(b) under the Securities Act of 1933) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mitchell J. Krebs Mitchell J. Krebs	Director, President and Chief Executive Officer (Principal Executive Officer)	May 13, 2015

/s/ Peter C. Mitchell Peter C. Mitchell	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 13, 2015

/s/ Mark Spurbeck Mark Spurbeck	Vice President, Finance (Principal Accounting Officer)	May 13, 2015

/s/ Robert E. Mellor Robert E. Mellor	Director	May 13, 2015

/s/ Linda L. Adamany Linda L. Adamany	Director	May 13, 2015

/s/ Kevin S. Crutchfield Kevin S. Crutchfield	Director	May 13, 2015

/s/ Sebastian Edwards Sebastian Edwards	Director	May 13, 2015

/s/ Randolph E. Gress Randolph E. Gress	Director	May 13, 2015

/s/ John H. Robinson John H. Robinson	Director	May 13, 2015

/s/ J. Kenneth Thompson J. Kenneth Thompson	Director	May 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Delaware Certificate of Conversion of Coeur Mining, Inc., effective as of May 16, 2013, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013 and Appendix A to the Registrant’s Proxy Statement filed on March 31, 2015).

4.2	Delaware Certificate of Incorporation of Coeur Mining, Inc., effective as of May 16, 2013 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013).

4.3*	Certificate of Amendment of Certificate of Incorporation of Coeur Mining, Inc., dated May 12, 2015.

4.4	Amended and Restated Bylaws of Coeur Mining, Inc., effective as of September 16, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 20, 2013).

4.5	Form of Common Stock Share Certificate of Coeur Mining, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12B filed on May 16, 2013).

4.6*	Coeur Mining, Inc. 2015 Long-Term Incentive Plan (an Amendment and Restatement of the 2003 Long-Term Incentive Plan).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (Contained in Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP.

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.